CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust

         We consent to the use of our reports dated November 5, 1999, incorporated by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                   /s/ KPMG LLP
Boston, Massachusetts
January 26, 2000